As filed with the Securities and Exchange Commission on September 30, 2003.
File No. 811-3170

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

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FORM N-2

Registration Statement Under the Investment Company Act of 1940
Amendment No. 39

THE MEXICO FUND, INC.
(Exact Name of Registrant as Specified in Charter)
1775 I Street, N.W., Suite 1100
Washington, DC 20006
Registrant's telephone number, including Area Code (202) 261-3300

Sander M. Bieber, Esquire
Dechert LLP
1775 I Street, N.W., Suite 1100
Washington, D.C. 20006
(Name and Address of Agent for Service)

This amendment consists of the following:

(1)	Facing Sheet of the Registration Statement
(2)	Part C of the Registration Statement (including signature page) and
(3)	Exhibit to the Registration Statement

The Prospectus and the Statement of Additional Information are incorporated by reference from Post-Effective Amendment No. 32 to this Registration Statement (File No. 811-3170) filed on October 12, 1995.

The Financial Statements are incorporated by reference from the Registrant's Annual Report (File No. 811-3170) filed on December 30, 2002.

This amendment is being filed solely to file Exhibit No. (b)(5) to this Registration Statement relating to the Registrant's By-Laws.

PART C
OTHER INFORMATION

Registrant's Amended and Restated By-Laws, as adopted September 17, 2003 by Registrant's Board of Directors, are filed herewith as Exhibit (b)(5).

EXHIBIT INDEX

Exhibit No. Description
(b) (5)	By-Laws, as Amended and Restated as of September 17, 2003

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 39 to its Registration Statement under the Investment Company Act of 1940 to be signed on its behalf by the undersigned thereunto, duly authorized, in the District of Columbia, on the 30th day of September, 2003.

                                                                                                    THE MEXICO FUND, INC.

                                                                                                    José Luis Gómez Pimienta
                                                                                                    President*

                                                                                                    By: /s/ Sander M. Bieber
                                                                                                    Sander M. Bieber
                                                                                                   As Attorney-in-Fact
*

Pursuant to Power of Attorney previously filed as Exhibit (n)(3) to Amendment No. 37 of Registrant's Registration Statement under the Investment Company Act of 1940, as filed with the Commission on July 11, 2002 and incorporated herein by reference.